EXHIBIT 4(b)
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                                MGI PROPERTIES

               STANDARD [COMMON SHARES/PREFERRED SHARES] WARRANT
                             AGREEMENT PROVISIONS

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113030.3

                               TABLE OF CONTENTS


      SECTION 1.        Number of Warrants Unlimited; Issuable from Time to
                        Time...............................................  1

      SECTION 2.        Form of Warrant Certificates.......................  1

      SECTION 3.        Temporary Warrant Certificates.....................  2

      SECTION 4.        Execution of Warrant Certificates..................  2

      SECTION 5.        Registration and Countersignature..................  2

      SECTION 6.        Exchange and Transfer..............................  3

      SECTION 7.        Duration and Exercise of Warrants..................  3

      SECTION 8.        Call of Warrants by the Trust......................  4

      SECTION 9.        Optional Reduction of Exercise Price...............  4

      SECTION 10.       Cancellation of Warrant Certificates...............  4

      SECTION 11.       Treatment of Holders of Warrant Certificates.......  5

      SECTION 12.       Payment of Taxes...................................  5

      SECTION 13.       Mutilated or Missing Warrant Certificates..........  5

      SECTION 14.       Reservation of Shares..............................  5

      SECTION 15.       Obtaining Governmental Approvals and Stock Exchange
                        Listings...........................................  6

      SECTION 16. Adjustment of Exercise Price and Number of Common Shares and/or Preferred Shares Purchasable or Number of Warrants for Common Shares and/or Preferred
                        Shares.............................................  6

      SECTION 17.       Fractional Warrants and Fractional Shares..........  8

      SECTION 18.       Notices to Holders.................................  9

      SECTION 19.       Merger, Consolidation or Change of Name of Warrant
                        Agent.............................................. 10

      SECTION 20.       Warrant Agent...................................... 10

      SECTION 21.       Conditions of Warrant Agent's Obligations.......... 10

      SECTION 22.       Change of Warrant Agent............................ 12

      SECTION 23.       Holder Not Deemed a Shareholder.................... 12

      SECTION 24.       Delivery of Prospectus............................. 12

113030.3
                                  (i)

      SECTION 25.       Notice and Demands to the Trust and Warrant Agent.. 12

      SECTION 26.       Persons Having Rights Under Warrant Agreement...... 12

      SECTION 27.       Inspection of Agreement............................ 13

      SECTION 28.       Notices to Trust and Warrant Agent................. 13

      SECTION 29.       Supplements and Amendments......................... 13

      SECTION 30.       Successors......................................... 13

      SECTION 31.       Termination........................................ 13

      SECTION 32.       Governing Law...................................... 13

      SECTION 33.       Benefit of this Agreement.......................... 13

      SECTION 34.       Counterparts....................................... 14

      SECTION 35.       Headings........................................... 14

      SECTION 36.       Board of Trustees.................................. 14



113030.3
                                  (ii)

            From time to time, MGI Properties (the "Trust") may enter into one or more warrant agreements that provide for the issuance and sale of warrants (collectively, the "Warrants") to purchase the Trust's [common shares, par value $1.00 per share (the "Common Shares")] [preferred shares, par value $1.00 per share (the "Preferred Shares")] (such [Common Shares] [Preferred Shares] are hereinafter referred to as the "Underlying Securities" and, where appropriate, such term shall also mean the other securities or property purchasable upon the exercise of the Warrants). The standard provisions set forth herein may be incorporated by reference in any such warrant agreement (each, a "Warrant Agreement"). The Warrant Agreement, including the provisions incorporated therein by reference, is herein referred to as this "Agreement." The person named as the "Warrant Agent" in the first paragraph of the Warrant Agreement is herein referred to as the "Warrant Agent." Unless otherwise defined in this Agreement or in the Warrant Agreement, as the case may be, terms defined in the Warrant Agreement are used herein as therein defined and terms defined herein are used in the Warrant Agreement as herein defined.

            SECTION 1. Number of Warrants Unlimited; Issuable from Time to Time. The number of Warrants which may be issued and delivered under this Agreement is unlimited.

            There shall be established in or pursuant to resolution of the Board of Trustees of the Trust (the "Board") or established in one or more warrant agreements supplemental hereto, prior to the issuance of any Warrants:

            (1) the designation of such Warrants, the number of Warrants to be issued and the initial number and title of Underlying Securities for which each Warrant shall be exercisable;

            (2) if the Warrants are issued together as a unit with any other securities of the Trust, the date after which the Warrants shall be freely tradable separately from such other securities (the "Distribution Date") and if the Trust may, at its option, or under circumstances described therein, provide for an earlier Distribution Date;

            (3)   the Expiration Date pursuant to Section 7;

            (4) the Exercise Price and any form of consideration other than lawful money of the United States of America (the "United States") by which the Exercise Price may be paid pursuant to
                  Section 7;

            (5)   the Call Price, Call Date and Call Terms pursuant to
                  Section 8, if any;

            (6) the limitations, if any, upon the Reduced Exercise Price and the Reduced Exercise Price Period pursuant to Section 9;

            (7) the circumstances, if any, under which the Exercise Price and the number of shares of Underlying Securities purchasable upon the exercise of each Warrant and the number of Warrants outstanding are subject to adjustment and the manner of making any such adjustment; and

            (8) any additional limitations, modifications or provisions applicable to the Warrants to be issued.

            SECTION 2. Form of Warrant Certificates. The certificates evidencing the Warrants (the "Warrant Certificates") to be delivered pursuant to this Agreement shall be in registered form only. The Warrant Certificates shall be in substantially such form or forms as shall be established by the Trust from time to time pursuant to one or more resolutions of the Board or in one or more warrant agreements supplemental hereto, in each case with such appropriate

113030.3
insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Warrants, as evidenced by their execution of the Warrants.

            SECTION 3. Temporary Warrant Certificates. Pending the preparation of definitive Warrant Certificates, the Trust may execute, and upon the order of the Trust the Warrant Agent shall authenticate and deliver, temporary Warrant Certificates which are printed, lithographed, typewritten, mimeographed or otherwise produced substantially of the tenor of the definitive Warrant Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Warrant Certificates may determine, as evidenced by their execution of such Warrant Certificates.

            If temporary Warrant Certificates are issued, the Trust will cause definitive Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates at the office of the Warrant Agent, without charge to any holder thereof (each, a "Holder"). Upon surrender for cancellation of any one or more temporary Warrant Certificates, the Trust shall execute and the Warrant Agent shall authenticate and deliver in exchange therefor, definitive Warrant Certificates representing the same aggregate number of Warrants. Until so exchanged, the temporary Warrant Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Warrant Certificates.

            SECTION 4. Execution of Warrant Certificates. Warrant Certificates shall be signed on behalf of the Trust by its Chairman of the Board, its President, if any, or any Vice President and countersigned by its Treasurer, any Assistant Treasurer, its Secretary, or any Assistant Secretary, under its seal. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the current or any future Chairman of the Board, President (if any), Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Trust may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, President (if any), any Vice President, Treasurer, Assistant Treasurer, Secretary or any Assistant Secretary, notwithstanding the fact at the time the Warrant Certificates shall be countersigned and delivered or disposed of such person shall have ceased to hold such office. The seal of the Trust may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

            If any officer of the Trust who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent or disposed of by the Trust, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Trust; and any Warrant Certificate may be signed on behalf of the Trust by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Trust to sign such Warrant Certificate, although at the date of the execution of this Agreement any such person was not such officer.

            SECTION 5. Registration and Countersignature. Warrant Certificates shall be manually countersigned and dated the date of countersignature by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrants shall be numbered and shall be registered in a register (the "Warrant Register") to be maintained by the Warrant Agent.



113030.3
                                      2

            The Warrant Agent's countersignature on all Warrants shall be in substantially the following form:

                           [NAME OF WARRANT AGENT],
                               as Warrant Agent


                           By
                             --------------------
                             Authorized Signatory

            The Trust and the Warrant Agent may deem and treat the registered Holder of a Warrant Certificate as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for the purpose of any exercise thereof or any distribution to the Holder thereof and for all other purposes, and neither the Trust nor the Warrant Agent shall be affected by any notice to the contrary.

            SECTION 6. Exchange and Transfer. Upon surrender at the office of the Warrant Agent, Warrant Certificates evidencing Warrants may be exchanged for Warrant Certificates in other denominations evidencing such Warrants and the transfer of Warrants may be registered in whole or in part; provided that such other Warrant Certificates shall evidence the same aggregate number of Warrants as the Warrant Certificates surrendered for exchange or registration of transfer. The Warrant Agent shall keep, at its office, books in which it shall register Warrant Certificates and exchanges and transfers of outstanding Warrant Certificates, upon surrender of the Warrant Certificates to the Warrant Agent at its office for exchange or registration of transfer and written instructions for transfer, all in form satisfactory to the Trust and the Warrant Agent. No service charge shall be made for any exchange or registration of transfer of Warrant Certificates, but the Trust may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection with any such exchange or registration or transfer. Whenever any Warrant Certificates are surrendered for exchange or registration of transfer, an authorized officer of the Warrant Agent shall mutually countersign and deliver to the person or person entitled thereto a Warrant Certificate or Warrant Certificates duly authorized and executed by the Trust, as so requested. The Warrant Agent shall not be required to effect any exchange or registration of transfer that will result in the issuance of a Warrant Certificate evidencing a fraction of a Warrant or a number of full Warrants and a fraction of a Warrant. All Warrant Certificates issued upon any exchange or registration of transfer of Warrant Certificates shall be the valid obligations of the Trust, evidencing the same obligations and entitled to the same benefits under this Agreement as the Warrant Certificates surrendered for such exchange or registration of transfer.

            SECTION 7. Duration and Exercise of Warrants. The Warrants shall expire on (a) the close of business on [the date set forth pursuant to Section 1], or (b) such later date as shall be determined in the sole discretion of the Trust, in a written statement to the Warrant Agent and with notice to registered Holders of Warrants in the manner provided for in Section 18 (such date of expiration being herein referred to as the "Expiration Date"). On and after the [specified date], each Warrant may be exercised on any business day on or prior to the close of business on the Expiration Date. After the close of business on the Expiration Date, the Warrants will become void and of no value.

            Subject to the provisions of this Agreement, including Section 16, the Holder of each Warrant shall have the right to purchase from the Trust (and the Trust shall issue and sell to such Holder of a Warrant) [number of] Underlying Securities, as adjusted pursuant to Sections 14 and 16, at the price set forth pursuant to Section 1 (such price, as may be adjusted from time to time and provided in Section 16, being the "Exercise Price") upon depositing with the Warrant Agent at an office thereof the Warrant Certificate evidencing such Warrant, with the form of election to purchase on the reverse thereof duly completed and signed by the respective registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by a bank or trust company, by a broker or dealer which is a member of the NASD or by a member of a national securities exchange, and upon payment of the Exercise Price for the number of

113030.3
                                      3

Underlying Securities in respect of which such Warrants are being exercised. Unless otherwise provided pursuant to Section 1, payment of the aggregate Exercise Price shall be made in cash or by certified or official bank check in New York Clearing House funds or by bank wire transfer in immediately available funds, in the lawful money of the United States.

            Subject to Section 11, upon such surrender of a Warrant Certificate and payment of the Exercise Price, if the Underlying Securities are [Common Shares] [Preferred Shares], the Warrant Agent shall requisition from the Trust's stock transfer agent (the "Transfer Agent") for issuance and delivery to or upon the written order of the registered Holder of such Warrant Certificate and in such name or names as such registered Holder may designate, a certificate or certificates for the Underlying Securities issuable upon the exercise of the Warrant or Warrants evidenced by such Warrant Certificate. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the Holder of record of such shares of Underlying Securities as of the date of the surrender of such Warrant Certificate duly executed and payment of the Exercise Price. The Warrants evidenced by a Warrant Certificate shall be exercisable, at the election of the registered Holder thereof, either as an entirety or from time to time for a portion of the number of Warrants specified in the Warrant Certificate. If less than all of the Warrants evidenced by a Warrant Certificate surrendered upon the exercise of the Warrants are exercised at any time prior to the Expiration Date, a new Warrant Certificate or Certificates shall be issued for the remaining number of Warrants evidenced by the Warrant Certificate so surrendered, and the Warrant Agent is hereby authorized to countersign the required new Warrant Certificate or Certificates pursuant to the provisions of Section 6 and this
Section 7.

            The Warrant Agent shall account promptly to the Trust with respect to Warrants exercised and concurrently pay or deliver to the Trust all moneys and other consideration received by it on the purchase of the shares of the Underlying Securities through the exercise of Warrants.

            SECTION 8. Call of Warrants by the Trust. If so provided in the Warrant Agreement, the Trust shall have the right to call and repurchase any or all Warrants at the price (the "Call Price") and on or after the date (the "Call Date") and upon the terms (the "Call Terms") as shall be established from time to time in or pursuant to resolutions of the Board or in the Warrant Agreement before the issuance of such Warrants. Notice of such Call Price, Call Date and Call Terms shall be given to registered Holders of Warrants in writing by the Trust or the Warrant Agent.

            SECTION 9. Optional Reduction of Exercise Price. Subject to the limits, if any, established from time to time by the Board or in the Warrant Agreement, the Trust shall have the right, at any time or from time to time, voluntarily to reduce the then current Exercise Price to such amount (the "Reduced Exercise Price") and for such period or periods of time, which may be through the close of business on the Expiration Date (the "Reduced Exercise Price Period"), as may be deemed appropriate by the Board. Notice of any such Reduced Exercise Price and Reduced Exercise Price Period shall be given to registered Holders of Warrants in writing by the Trust or the Warrant Agent. Unless further action is taken by the Trust pursuant to this Section 9, after the termination of the Reduced Exercise Period, the Exercise Price shall be such Exercise Price that would have been in effect had there been no reduction in the Exercise Price pursuant to the provisions of this Section 9.

            SECTION 10. Cancellation of Warrant Certificates. Any Warrant Certificate surrendered for exercise, registration of transfer or exchange shall, if surrendered to the Trust, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent and shall not be issued and, except as expressly permitted by this Agreement, no Warrant Certificate shall be issued hereunder in lieu thereof. The Warrant Agent shall deliver to the Trust from time to time, or otherwise dispose of, cancelled Warrant Certificates in a manner satisfactory to the Trust.


113030.3
                                      4

            SECTION 11. Treatment of Holders of Warrant Certificates. Every Holder of a Warrant Certificate, by accepting the same, consents and agrees with the Trust, the Warrant Agent and with every subsequent Holder of such Warrant Certificate that, until the transfer of the Warrant Certificate is registered on the books of the Warrant Agent, the Trust and the Warrant Agent may treat the registered Holder as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.

            SECTION 12. Payment of Taxes. The Trust will pay all documentary stamp taxes attributable to the initial issuance of Warrants and of the shares of the Underlying Securities upon the exercise of Warrants; provided, that the Trust shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for the shares of the Underlying Securities in a name other than the registered Holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Trust shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Trust the amount of such tax or shall have established to the satisfaction of the Trust that such tax has been paid.

            SECTION 13. Mutilated or Missing Warrant Certificates. Upon receipt by the Trust and the Warrant Agent of evidence reasonably satisfactory to them of the ownership and the loss, theft, destruction or mutilation of the Warrant Certificate, and of indemnity reasonably satisfactory to them, and, in the case of mutilation, upon surrender thereof to the Warrant Agent for cancellation, then, in the absence of notice to the Trust or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Trust shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, in exchange for or in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate of the same tenor and for a like number of Warrants. Upon the issuance of any new Warrant Certificate under this Section, the Trust may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including, without limitation, the fees and expenses of the Warrant Agent) in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this Section 13 in lieu of any lost, stolen or destroyed Warrant Certificate shall constitute an additional contractual obligation of the Trust, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section 13 are exclusive and shall preclude (to the extent lawful) any and all other rights or remedies with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates.

            SECTION 14. Reservation of Shares. For the purpose of enabling it to satisfy any obligation to issue Underlying Securities upon exercise of Warrants for Common Shares, and/or Preferred Shares, the Trust will at all times through the close of business on the Expiration Date, reserve out of its aggregate authorized but unissued or treasury shares of Common Shares and Preferred Shares, the number of Underlying Securities deliverable upon the exercise of all outstanding Warrants for shares of such Underlying Securities, and the Transfer Agent for such shares is hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued or treasury shares of Common Shares and Preferred Shares as shall be required for such purpose. The Trust will keep a copy of this Agreement on file with such Transfer Agent and with every transfer agent for any shares of the Trust's capital stock issuable upon the exercise of Warrants for Common Shares and/or Preferred Shares pursuant to this Section 14. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent stock certificates issuable upon exercise of outstanding Warrants for Common Shares and/or Preferred Shares, and the Trust will supply such Transfer Agent with duly executed stock certificates for such purpose.

            Before taking any action that would cause an adjustment pursuant to
Section 16 reducing the Exercise Price below the then par value (if any) of the shares of Underlying Securities issuable upon exercise of the Warrants for Common Shares and/or Preferred Shares, the Trust will take any trust action that may, in the opinion of its counsel, be necessary in order that the Trust may

113030.3
                                      5
validly and legally issue fully paid and nonassessable shares of Underlying Securities at the Exercise Price as so adjusted.

            The Trust covenants that all shares of Underlying Securities issued upon exercise of the Warrants for Common Shares and/or Preferred Shares will, upon issuance in accordance with the terms of this Agreement, be duly and validly issued and fully paid and nonassessable and free from all taxes, liens, charges and security interests created by or imposed upon the Trust with respect to the issuance and/or holding thereof.

            SECTION 15. Obtaining Governmental Approvals and Stock Exchange Listings. So long as any Warrants for Common Shares and/or Preferred Shares remain outstanding, the Trust will take all necessary steps (a) to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and to make filing under federal and state securities acts and laws, which be or become requisite in connection with the issuance, sale, transfer and delivery of the Warrant Certificates, the exercise of the Warrants for Common Shares and/or Preferred Shares and the issuance, sale, transfer and delivery of the shares of Underlying Securities issued upon exercise of Warrants for such shares, and (b) to have Common Shares and/or Preferred Shares, immediately upon their issuance upon exercise of Warrants, (i) listed on each national securities exchange on which the Common Shares and/or Preferred Shares is then listed or (ii) if the Common Shares and/or Preferred Shares is not then listed on any national securities exchange, listed for quotation on the NASD Automated Quotation System ("NASDAQ") National Market ("Nasdaq/NNM") or such other over-the-counter quotation system on which the Common Shares and/or Preferred Shares may then be listed.

            SECTION 16. Adjustment of Exercise Price and Number of Common Shares and/or Preferred Shares Purchasable or Number of Warrants for Common Shares and/or Preferred Shares. Except as may be otherwise provided in accordance with
Section 1, the Exercise Price, the number of shares of Underlying Securities purchasable upon the exercise of each Warrant for Common Shares and/or Preferred Shares and the number of Warrants for such shares of outstanding are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 16.

            (a) If the Trust shall (i) pay a dividend on its capital stock (including in respect of any Common Shares or Preferred Shares) in Common Shares and/or Preferred Shares, (ii) subdivide its outstanding Common Shares and/or Preferred Shares, (iii) combine its outstanding Common Shares and/or Preferred Shares into a smaller number of such shares or (iv) issue any shares of its capital stock in a reclassification of the Common Shares and/or Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Trust is the continuing entity), the number of shares of the Underlying Securities purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder of each Warrant shall be entitled to receive the kind and number of the shares of the Underlying Securities or other securities of the Trust which such Holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

            (b) In the event of any capital reorganization or any reclassification of the Common Shares and/or Preferred Shares (except as provided in paragraph (a) above or paragraph (h) below), any Holder of Warrants upon exercise thereof shall be entitled to receive, in lieu of the Common Shares and/or Preferred Shares to which such Holder would have become entitled upon exercise immediately prior to such reorganization or reclassification, the shares (of any class or classes) or other securities or property of the Trust that such Holder would have been entitled to receive at the same aggregate Exercise Price upon such reorganization or reclassification if such Holder's Warrants had been exercised immediately prior thereto; and in any such case, appropriate provision (as determined in good faith by the Board, whose determination shall be conclusive and shall be evidenced by a resolution filed with the Warrant Agent) shall be made for the application of this Section 16 with respect to the rights and interests thereafter of the Holders of Warrants (including the allocation of the adjusted Exercise Price between or among shares

113030.3
                                      6
of classes of capital stock), to the end that this Section 16 (including the adjustments of the number of Common Shares and/or Preferred Shares or other securities purchasable and the Exercise Price thereof) shall thereafter be reflected, as nearly as reasonably practicable, in all subsequent exercises of the Warrants for any shares or securities or other property thereafter deliverable upon the exercise of the Warrants.

            (c) Except for adjustments required by paragraph (h) hereof, no adjustment in the number of the shares of the Underlying Securities purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of the shares of the Underlying Securities purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this paragraph (c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest cent and to the nearest one-hundredth of a share of the Underlying Security, as the case may be.

            (d) Whenever the number of the shares of the Underlying Securities purchasable upon the exercise of each Warrant is adjusted as herein provided (whether or not the Trust then or thereafter elects to issue additional Warrants in substitution for an adjustment in the number of shares of the Underlying Securities as provided in paragraph (f)), the Exercise Price payable upon exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of the shares of the Underlying Securities purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of the shares of the Underlying Securities so purchasable immediately thereafter.

            (e) For the purpose of this Section 16, the term "Common Shares and/or Preferred Shares" shall mean (i) the class of stock designated as the Common Shares or Preferred Shares, as the case may be, of the Trust at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. If at any time, as a result of an adjustment made pursuant to paragraph (a) or (b) above, the Holders of Warrants shall become entitled to purchase any shares of the Trust other than Common Shares and/or Preferred Shares, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of the Underlying Securities contained in paragraphs
(a) through (d), inclusive, above, and the provisions of Sections 12, 15 and 16, with respect to the shares of the Underlying Securities, shall apply on like terms to any such other shares.

            (f) The Trust may elect, on or after the date of any adjustment required by paragraphs (a) and (b) of this Section 16, to adjust the number of Warrants in substitution for an adjustment in the number of shares of the Underlying Securities purchasable upon the exercise of a Warrant. Each of the Warrants outstanding after such adjustment of the number of Warrants shall be exercisable for the same number of shares of the Underlying Securities as immediately prior to such adjustment. Each Warrant held of record prior to such adjustment of the number of Warrants shall become the number of Warrants (calculated to the nearest hundredth) obtained by dividing the Exercise Price in effect prior to adjustment of the Exercise Price by the Exercise Price in effect at adjustment of the Exercise Price. The Trust shall notify the Holders of Warrants in the same manner as provided in the first paragraph of Section 18, of its election to adjust the number of Warrants, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Exercise Price is adjusted or any date thereafter. Upon each adjustment of the number of Warrants pursuant to this paragraph (f), the Trust shall, as promptly as practicable, cause to be distributed to Holders of record of Warrants on such record date Warrant Certificates evidencing, subject to Section 15, the additional Warrants to which such Holders shall be entitled as a result of such adjustment, or, at the option of the Trust, shall cause to be distributed to such Holders of record in substitution and replacement for the Warrant Certificates held by such Holders prior to the date of adjustment, and upon surrender thereof, if required by the Trust, new Warrant Certificates evidencing all the Warrants to be issued, executed and registered in the manner specified in Sections 4 and 5 (and which

113030.3
                                      7
may bear, at the option of the Trust, the adjusted Exercise Price) and shall be registered in the names of the Holders of record of Warrant Certificates on the record date specified in the notice.

            (g) Except as provided in paragraph (a) of this Section 16, no adjustment in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.

            (h) In the case of any consolidation of the Trust with or merger of the Trust into another entity or in case of any sale or conveyance to another entity of the property of the Trust as an entirety or substantially as an entirety, the Trust or such successor or purchasing entity, as the case may be, shall execute with the Warrant Agent an agreement that each Holder of a Warrant shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Warrant been exercised immediately prior to such action. The Trust shall mail by first-class mail, postage prepaid, to each Holder of a Warrant, notice of the execution of any such agreement. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Section 16. The provisions of this paragraph (h) shall similarly apply to successive consolidations, mergers, sales or conveyances. The Warrant Agent shall be under no duty or responsibility to determine the correctness of any provisions contained in any such agreement relating either to the kind or amount of shares of stock or other securities or property receivable upon exercise of Warrants or with respect to the method employed and provided therein for any adjustments and shall be entitled to rely upon the provisions contained in any such agreement.

            (i) Irrespective of any adjustments in the Exercise Price or the number or kind or shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

            SECTION 17. Fractional Warrants and Fractional Shares.

            (a) The Trust shall not be required to issue fractions of Warrants on any distribution of Warrants to Holders of Warrant Certificates pursuant to
Section 16(f) or to distribute Warrant Certificates that evidence fractional Warrants. In lieu of such fractional Warrants there shall be paid to the registered Holders of the Warrant Certificates with regard to which such fractional Warrants would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a full Warrant. For purposes of this Section 17(a), the current market value of a Warrant shall be the closing price of one Warrant (as determined pursuant to paragraph (c) below) for the trading day immediately prior to the date on which such fractional Warrant would have been otherwise issuable.

            (b) Notwithstanding any adjustment pursuant to Section 16 in the number of the shares of the Underlying Securities purchasable upon the exercise of a Warrant, the Trust shall not be required to issue fractional shares upon exercise of the Warrants or to distribute certificates which evidence fractional shares. In lieu of fractional shares, there shall be paid to the registered Holders of Warrant Certificates at the time such Warrant Certificates are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a Common Share or Preferred Share, as the case may be. For purposes of this Section 17(b), the current market value of a Common Share or Preferred Share, as the case may be, shall be the closing price of a share of such capital stock (as determined pursuant to paragraph (c) below) for the trading day immediately prior to the date of such exercise.

            (c) The closing price for each day shall be the last sale price, regular way, or, if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such day, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or,

113030.3
                                      8
if the Warrants, Common Shares and/or Preferred Shares, as the case may be, are not listed or admitted to trading on such exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Warrants, Common Shares and/or Preferred Shares, as the case may be, are listed or admitted to trading or, if the Warrants, Common Shares and/or Preferred Shares, as the case may be, are not listed or admitted to trading on any national securities exchange, as reported on Nasdaq/NNM or, if the Warrants, Common Shares and/or Preferred Shares, as the case may be, are not listed or admitted to trading on Nasdaq/NNM, as reported on NASDAQ.

            SECTION 18. Notices to Holders. Upon any adjustment of the number of the shares of the underlying Securities purchasable upon exercise of each Warrant, the Exercise Price or the number of Warrants outstanding pursuant to
Section 16, the Trust within 20 calendar days thereafter shall (i) cause to be filed with the Warrant Agent a certificate of a firm of independent public accountants of recognized standing selected by the Trust (who may be the regular auditors of the Trust) setting forth the Exercise Price and either the number of the shares of the underlying Securities purchasable upon exercise of each Warrant or the additional number of Warrants to be issued for each previously outstanding Warrant, as the case may be, after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such adjustment was made, which certificate shall be conclusive evidence of the correctness of the matter set forth therein, and (ii) cause to be given to each registered Holder of the Warrant Certificates at such Holder's address appearing on the Warrant Register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as part of the notice required to be mailed under the other provisions of this Section 18.

            Pursuant to Sections 1, 7, 8 and 9, the Trust shall cause written notice of such later Distribution Date, such later Expiration Date, such Call Price, Call Date and Call Terms and such Reduced Exercise Price and Reduced Exercise Price Period, as the case may be, to be given as soon as practicable to the Warrant Agent and to each of the registered Holders of the Warrant Certificates by first-class mail, postage prepaid, at such Holder's address appearing on the Warrant Register. In addition to the written notice referred to in the preceding sentence, the Trust shall make a public announcement in a daily morning newspaper of general circulation in New York City and in Boston of such earlier Distribution Date, such later Expiration Date, such Call Price, Call Date and Call Terms and such Reduced Exercise Price and Reduced Exercise Price Period, as the case may be, at least once a week for two successive weeks prior to the implementation of such terms.

            If (a) the Trust shall declare any dividend payable in any securities upon its Common Shares and/or Preferred Shares or make any distribution (other than a cash dividend) to the Holders of its Common Shares and/or Preferred Shares, or (b) the Trust shall offer to the Holders of its Common Shares and/or Preferred Shares any additional shares thereof or securities convertible into Common Shares and/or Preferred Shares or any right to subscribe thereto, or (c) there shall be a dissolution, liquidation or winding up of the Trust (other than in connection with a consolidation, merger or sale of all or substantially all of its property, assets and business as an entirety); then the Trust shall (x) cause written notice of such event to be filed with the Warrant Agent and shall cause written notice of such event to be given to each of the registered Holders of the Warrant Certificates at such Holder's address appearing on the Warrant Register, by first-class mail, postage prepaid, and (y) make a public announcement in a daily newspaper of general circulation in New York City and Boston of such event, such giving of notice and publication to be completed at least 10 calendar days (or 20 calendar days in any case specified in clause (c) above) prior to the date fixed as a record date of the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution or subscription rights, or for the determination of shareholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. The failure to give the notice required by this Section 18 or any defect therein shall not affect the legality or validity of any distribution, right, warrant, dissolution, liquidation or winding up or the vote upon or any other action taken in connection therewith.


113030.3
                                      9

            SECTION 19. Merger, Consolidation or Change of Name of Warrant Agent. Any corporation into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of this Section 19. If, at the time such successor to the Warrant Agent shall succeed under this Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and if at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant certificates either in name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

            If at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has changed may adopt the countersignature under its prior name; and if at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

            SECTION 20. Warrant Agent. The Trust hereby appoints the Warrant Agent as the Warrant Agent of the Trust in respect of the Warrant Certificates upon the terms and subject to the conditions herein set forth, and the Warrant Agent hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in the Warrant Certificate and by this Agreement, and such further powers and authority to act on behalf of the Trust as the Trust may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

            SECTION 21. Conditions of Warrant Agent's Obligations. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following (to all of which the Trust agrees and to all of which the rights hereunder of the Holders from time to time of the Warrant Certificates shall be subject):

            (a) Performance by the Trust. The Trust agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

            (b) Compensation and Indemnification. The Trust agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent under this Agreement, to reimburse the Warrant Agent upon demand for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the performance of its duties under this Agreement and to indemnify the Warrant Agent in the performance of its duties under this Agreement and to indemnify the Warrant Agent and save it harmless against any and all losses, liabilities and expenses, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent arising out of or in connection with this Agreement except as a result of its negligence, bad faith or willful misconduct.

            (c) Agent for the Trust. The Warrant Agent shall act hereunder solely as agent for the Trust, and its duties shall be determined solely by the provisions hereof, and the Warrant Agent does not assume any obligation or relationship of agency or trust for or with any of the owners or Holders of Warrant Certificates. The Warrant Agent shall not be liable for anything which

113030.3
                                      10
it may do or refrain from doing in connection with this Agreement except for its own negligence, bad faith or willful misconduct.

            (d) Counsel. The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Trust) and the Warrant Agent shall incur no liability or responsibility to the Trust or any Holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

            (e) Document. The Warrant Agent shall incur no liability or responsibility to the Trust or to any Holder of any Warrant Certificate for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

            (f) Certain Transactions. The Warrant Agent and any stockholder, director, officer or employee thereof, may buy, sell or deal in any of the Warrants or other securities of the Trust or become pecuniarily interested in any transaction in which the Trust may be interested, or contract with or lend money to the Trust or otherwise act as fully and freely as though they were not the Warrant Agent under this Agreement, or a stockholder, director, officer or employee of the Warrant Agent, as the case may be. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Trust or for any other legal entity.

            (g) No Liability for Interest. Except as set forth in the Warrant Agreement, the Warrant Agent shall not be under any liability for interest on any money or other consideration at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

            (h) No Liability for Invalidity and No Responsibility for Representations. The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof), nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of the shares to be issued pursuant to this Agreement or any Warrant Certificate or as to whether the shares will when issued be validly issued, fully paid and nonassessable or as to the Exercise Price or the number of shares issuable upon exercise of any Warrant.

            (i) No Liability for Acceptance of Instructions. The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President (if any), any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Trust, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or in good faith reliance upon any statement signed by any one of such officers of the Trust with respect to any fact or matter (unless other evidence in respect thereof is herein specifically prescribed) which may be deemed to be conclusively proved and established by such signed statement.

            (j) No Implied Obligations. The Warrant Agent shall be obligated to perform such duties as are herein and in the Warrant Certificates specifically set forth, but no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Trust or one or more registered Holders or Warrant Certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs or expenses which may be incurred. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery or judgment shall be for the ratable benefit of the registered Holders of the Warrants, as their respective rights or interests

113030.3
                                      11
may appear. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Trust of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Trust pursuant to this Agreement or for the application by the Trust of the proceeds of the Warrant Certificates. The Warrant Agent shall have no duty or responsibility in case of any default by the Trust in the performance of its covenants or agreements contained in the Warrant Certificates or in the case of the receipt of any written demand from a Holder of a Warrant Certificate with respect to such default, including any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Trust.

      SECTION 22. Change of Warrant Agent. If the Warrant Agent shall resign (such resignation to become effective not earlier than 60 days after the giving of written notice thereof to the Trust and the registered Holders of Warrant Certificates) or shall become incapable of acting as Warrant Agent or if the Board shall by resolution remove the Warrant Agent (such removal to become effective not earlier than 30 days after the filing of a certified copy of such resolution with the Warrant Agent and the giving of written notice of such resolution with the Warrant Agent and the giving of written notice of such removal to the registered Holders of Warrant Certificates), the Trust shall appoint a successor to the Warrant Agent. If the Trust shall fail to make such appointment within a period of 30 days after such removal or after it has been so notified in writing of such resignation or incapacity by the Warrant Agent or by the registered Holder of a Warrant Certificate (in case of incapacity), then the registered Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Trust or by such a court, the duties of the Warrant Agent shall be carried out by the Trust. Any successor Warrant Agent, whether appointed by the Trust or by such a court, shall be in good standing, incorporated under the laws of any state or of the United States. As soon as practicable after appointment of the successor Warrant Agent, the Trust shall cause written notice of the change in the Warrant Agent to be given to each of the registered Holders of the Warrant Certificates at such Holder's address appearing on the Warrant Register. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed. The former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder and execute and deliver, at the expense of the Trust, any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided in this Section 22 or any defect therein, shall not affect the legality or validity of the removal of the Warrant Agent or the appointment of a successor Warrant Agent, as the case may be.

      SECTION 23. Holder Not Deemed a Shareholder. Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon Holders thereof the right to vote or to receive dividends or to consent or to receive notice as shareholders in respect of the meetings of shareholders or for the election of trustees of the Trust or any other matter, or any rights whatsoever as shareholders of the Trust.

      SECTION 24. Delivery of Prospectus. If the Trust is required under applicable federal or state securities laws to deliver a prospectus upon exercise of Warrants, the Trust will furnish to the Warrant Agent sufficient copies of a prospectus, and the Warrant Agent agrees that upon the exercise of any Warrant Certificate by the Holder thereof, the Warrant Agent will deliver to such Holder, prior to or concurrently with the delivery of the certificate of certificates for the shares of the Underlying Securities issued upon such exercise, a copy of the prospectus.

      SECTION 25. Notice and Demands to the Trust and Warrant Agent. If the Warrant Agent shall receive any notice or demand addressed to the Trust by the Holder of a Warrant Certificate pursuant to the provisions of the Warrant Certificates, the Warrant Agent shall promptly forward such notice of demand to the Trust.

      SECTION 26. Persons Having Rights Under Warrant Agreement. Nothing in this Agreement is intended, or shall be construed, to confer upon, or give to, any person or entity other than the Trust, the Warrant Agent and the Holders of the Warrant Certificates any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Trust, the Warrant Agent and their successors and of the Holders of the Warrant Certificates.

113030.3
                                      12

      SECTION 27. Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times at the principle office of the Warrant Agent for inspection by the Holder of any Warrant Certificate. The Warrant Agent may require such Holder to submit his Warrant Certificate for inspection by it.

      SECTION 28. Notices to Trust and Warrant Agent. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by any registered Holder of any Warrant Certificate to or on the Trust shall be sufficiently given or made if sent by mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Trust with the Warrant Agent), as follows:

                  MGI Properties
                  One Winthrop Square
                  Boston, Massachusetts 02110
                  Attention:  Mr. Phillip C. Vitali

      If the Trust shall fail to maintain such office or agency or shall fail to give such notice of any change in the location thereof, presentation may be made and notices and demands may be served at the principal office of the Warrant Agent.

      Any notice pursuant to this Agreement to be given by the Trust or by any registered Holder of any Warrant Certificate to the Warrant Agent shall be sufficiently given if sent by mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Trust) to the Warrant Agent at the address set forth in the Warrant Agreement.

      SECTION 29. Supplements and Amendments. The Trust and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any Holders of Warrant Certificates in order to designate Warrants pursuant to
Section 1, to cure any ambiguity, manifest error or other mistake in this Agreement, or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder that the Trust and the Warrant Agent may deem necessary or desirable and that shall not adversely affect, alter or change the interests of the Holders of the Warrant Certificates.

      SECTION 30. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Trust or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

      SECTION 31. Termination. This Agreement shall terminate at the close of business on the Expiration Date. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Warrants have been exercised. The provisions of Section 21(b) shall survive such termination.

      SECTION 32. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of The Commonwealth of Massachusetts and for all purposes shall be construed in accordance with the laws of such Commonwealth.

      SECTION 33. Benefit of this Agreement. Nothing in this Agreement shall be construed to give to any person or entity other than the Trust, the Warrant Agent and the registered Holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Trust, the Warrant Agent and the registered Holders of the Warrant Certificates.

113030.3
                                      13

      SECTION 34. Counterparts. This Agreement shall be exercised in any number of counterparts and each of such counterparts shall, for all purposes of this Agreement, be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

      SECTION 35. Headings. The headings of sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way restrict any of the terms or provisions hereof.

      SECTION 36. Board of Trustees. All references to any actions to be taken by the Trust's Board shall be deemed to include actions taken by either the Trust's Board or an authorized committee thereof.



113030.3
                                      14